Exhibit 10.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made as of the 26th day of January 2023, by and among WORLD HEALTH ENERGY HOLDINGS, INC., a Delaware corporation (“WHEN”), ISTA VIEW, LTD. (Registration No. 515439883), a company organized under the Laws of the State of Israel (“Company”) and Levi Simon (Israeli ID #: 35873090) (the “Company Shareholder”). For purposes of this Agreement WHEN, the Company, and the Company Shareholder are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the parties have been in discussions regarding cooperating in the design and development of certain marketable products and are continuing their respective due diligence reviews;

WHEREAS, in connection therewith WHEN desires to invest in the Company and the Company is agreeable to such investment, all as herein provided;

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements the Parties agree as follows:

ARTICLE I

INVESTMENT

Section 1.1 Completion of Due Diligence Review/Entry into Shareholders Agreement. The effectiveness of this Agreement is expressly subject to the completion of the due diligence review by WHEN to the sole satisfaction of WHEN and the entry by the parties hereto into an shareholder’s agreement to address the ongoing operation and management of the Company.

Section 1.2 Initial Investment. Upon the terms and subject to the conditions of this Agreement, WHEN shall invest, in exchange of, and the Company shall issue to WHEN, THREE HUNDRED FIFTY (350) newly issued Ordinary Shares, par value 1.00 NIS (the “New Issued Ordinary Shares”) of the Company, representing on the date of issuance 26% of the issued and outstanding shares of the Company on a fully diluted basis, in consideration of which WHEN shall issue to the Company SEVEN HUNDRED AND SEVENTY MILLION (770,000,000) shares (the “WHEN Shares”) of WHEN common stock par value $0.001 per share, subject to adjustment in respect of any capital reorganization that may be implemented such as a reverse stock split (the “WHEN Common Stock”).

Section 1.3 Additional Issuance Subject to Revenue Target Milestones. Subject to the Company meeting the annual revenues target specified on Schedule I hereof for the years ending December 31, 2023, 2024 and 2025, as certified by the Company and its accountants and verified by WHEN, WHEN shall issue such number of additional WHEN Common Stock as are set forth next to the revenues target for such years, subject to adjustment in respect of any capital reorganization that may be implemented such as a reverse stock split (in each case, the “WHEN Incentive Shares”).

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Section 1.4 Option for WHEN. WHEN shall have the option, but not the obligation to purchase additional Ordinary Shares in the Company during each of the years 2023, 2024 and 2025 in the amounts set forth on Schedule I hereto and reflecting, in each year, the additional percentage amount shown (on a fully diluted basis) in consideration of which WHEN shall issue additional WHEN Common Stock in the amounts shown in such table, subject to adjustment in respect of any capital reorganization that may be implemented such as a reverse stock split (hereinafter, each such issuance being the “WHEN Option Shares”; together with the WHEN Shares and the WHEN Incentive Shares, the “WHEN Consideration Shares”).

Upon issuance, the WHEN Consideration Shares will be validly issued, fully paid and nonassessable and not subject to any pre-emptive or similar rights, and the Company shall have acquired the sole legal and beneficial ownership of the WHEN Consideration Shares free and clear of all encumbrances placed by WHEN.

Section 1.5 Restriction on Shares Transferred or Issued Pursuant to this Agreement. The Company acknowledges that the WHEN Consideration Shares issued pursuant to the terms and conditions set forth in this Agreement will be “restricted securities” under the Securities Act and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws. All certificates representing the WHEN Consideration Shares issued upon Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the WHEN Consideration Shares will be issued to the Company pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF WHEN

WHEN represents and warrants to the Company as follows.

Section 2.1 Organization and Good Standing. WHEN is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease its properties and to carry on its business as now being conducted and as presently proposed to be conducted. WHEN is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise active in a way which makes such qualification or licensing necessary, and where the failure to be so qualified or licensed would have a Material Adverse Effect on its businesses, operations, or financial condition or be material to WHEN’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 2.2 Authority; Execution and Delivery. WHEN has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by WHEN of this Agreement has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of WHEN. This Agreement has been duly and validly executed and delivered by WHEN. This Agreement constitutes a valid and binding obligation of WHEN enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

Section 2.3 Valid Issuance of WHEN Consideration Shares. When issued, the WHEN Consideration Shares to be issued to the Company in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and Encumbrances (except for applicable securities laws), and will not be subject to any preemptive rights or similar rights and will be duly registered in the name of the Company. The WHEN Consideration Shares will entitle their holders to the same rights and obligations as all other shares of WHEN Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY SHAREHOLDERS

The Company and each Company Shareholder represents and warrants to WHEN as follows.

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Section 3.1 Organization. The Company is a corporation duly formed under the law of the State of Israel, and has all requisite corporate power and authority to own its properties and assets, to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on its activities, business, operations, properties, assets, condition or results of operation or be material to the Company’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 3.2 Authority; Execution and Delivery. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

Section 3.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the Articles of Association of the Company as currently in effect; (ii) any of the terms, conditions or provisions of any Material Contract, to which the Company is a party or by which any of its properties or assets are bound; or (iii) assuming that all consents, waivers, approvals, authorizations and other Permits have been obtained and all filings, registrations and notifications have been made any Law applicable to the Company or any of its properties or assets, other than, in the cases of clauses (ii) and (iii) above, where any such violations, breaches, defaults, or rights of termination or cancellation of obligations would not prevent or materially impair or delay the Company’s ability to consummate the transactions contemplated hereby.

(b) The lawful execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other Permit of, or filing or registration with or notification to, any other person or Governmental Authority, except for such consents, waivers, approvals, authorizations, Permits, filings, registrations or notifications, if any, which, if not made or obtained, would not prevent or materially impair or delay the Company’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

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Section 3.4 Litigation. There is no Action pending or, to the Knowledge of the Company, currently threatened against the Company or any director or officer of the Company in such capacity, that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the Knowledge of the Company, currently threatened against the Company or any director or officer of the Company in such capacity, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to the Company. the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

Section 3.5 Capitalization of the Company.

(a) The registered share capital of the Company is 39,100 New Israeli Shekels divided into 39,100 Ordinary Shares par value NIS 1.00 of which 1,000 are issued and outstanding (assuming the exercise of all issued and outstanding convertible securities). The Company Shareholders are the sole shareholders of the Company

(b) All of the issued and outstanding shares of Ordinary Shares of the Company the Company are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Israel and will have been issued free of pre-emptive rights of any security holder.

(c) There are no outstanding (i) options, subscriptions, warrants, or other rights to purchase or otherwise acquire from the Company any share capital of the Company, (ii) debt securities or instruments convertible into or exchangeable for shares of the Company or (iii) commitments of any kind for the issuance of additional shares of the Companyor options, warrants or other securities of the Company.

Section 3.6 Shareholders of the Company’s Ordinary Shares. the Company has provided WHEN a true and complete list of the holders of all issued and outstanding shares of the Company.

Section 3.7 Tax Matters.

(a) the Company has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to the Company or its subsidiaries, and all such returns are true and correct in all material respect;

(b) the Company has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a material adverse effect;

(c) the Company is not to its knowledge presently under and has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

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(d) all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

Section 3.8 Subsidiaries. the Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.9 Personal Property. The Company possesses, and has good and marketable title of all property necessary for the continued operation of the business of the Company as presently conducted and as represented to WHEN. All material equipment, furniture, fixtures and other tangible personal property and assets owned by the Company is owned by the Companyfree and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.10 Intellectual Property Assets. The Company owns or holds an interest (including by way of a licence) in all intellectual property assets necessary for the operation of the business of the Company as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(a) all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively the “Marks”);

(b) all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively the “Patents”);

(c) all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by the Company as licensee (collectively, the “Trade Secrets”).

Section 3.11 Company Intellectual Property. A full list of all registered Company Intellectual Property Assets is included on Schedule 3.17 of this Agreement.

Section 3.12 Material Contracts. Schedule 3.18 attached hereto lists each Material Contract to which the Company is a party. Each Material Contract is in full force and effect, and there exists no material breach or violation of or default by the Company or any of its subsidiaries under any Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material by the Company. The continuation, validity, and effectiveness each Material Contract will in no way be affected by the consummation of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.

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Section 3.13 Consultants. All consultants of the Company have been paid all salaries, wages, income and any other sum due and owing to them by the Company, as at the end of the most recent completed pay period. the Company is not aware of any labor conflict with any consultants that might reasonably be expected to have an Company Material Adverse Effect. To the Knowledge of the Company, no consultant of the Company is in violation of any term of their contract, nondisclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with the Company.

Section 3.14 Real Property. The Company does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which the Companyis a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by the Company pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

Section 3.15 Certain Transactions. the Company is not a guarantor or indemnitor of any indebtedness of any third-party, including any person, firm or corporation.

Section 3.16 Foreign Corrupt Practices Act. In connection with its business, the Company has not engaged in any activity, practice or conduct which would constitute an offence under the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et seq and rules, regulations, thereunder and no action, investigation, inquiry, charge, claim, demand or notice has been filed or commenced against it alleging any failure to comply.

Section 3.17 Economic Risk. the Company and its shareholders have knowledge and experience in evaluating and investing in securities in companies similar to WHEN so that it is capable of evaluating the merits and risks of the transaction and have the capacity to protect their own interests.

Section 3.18 Company Information. The Company has had an opportunity to discuss WHEN’s business, management and financial affairs with directors, officers and management of WHEN.

ARTICLE IV

Section 4.1 Covenants of Company Prior to Closing

(a) Conduct of Business. Except as contemplated by this Agreement or as otherwise agreed in writing by the Parties, during the period from the date hereof to the closing, Company will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization. Except as otherwise expressly provided in this Agreement, as of the date of this Agreement and up to the Closing Date, without the prior written consent of WHEN, Company shall not do any of the following:

(i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) for any purpose whatsoever, including a capital raise;

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(ii) combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to IR-Med Shareholders in their capacity as such, or redeem or otherwise acquire any of its securities;

(iii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company;

(iv) other than in the ordinary course of business and consistent with past practice, (A) incur or assume any long-term or short-term debt or issue any debt securities; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

(v) pledge or otherwise encumber shares of capital stock of Company or mortgage or pledge any of its material assets, or create or suffer to exist any material lien thereupon;

(vi) except as contemplated in this Agreement, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

(vii) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(viii) (A) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; (C) authorize any new capital expenditure or expenditures which, individually is in excess of $5,000 or, in the aggregate, are in excess of $25,000, other than in the ordinary course of business and consistent with past practice;

(ix) make any tax election or settle or compromise any income tax liability material to Company;

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(x) settle or compromise any pending or threatened suit, action or claim which (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which could have a Material Adverse Effect on Company;

(xi) form any subsidiary, enter into any contract, issue any dividends, hire any employees, etc.; or

(xii) take, or agree in writing or otherwise to take, any action which would make any of the representations or warranties of Company or Company Shareholder contained in this Agreement untrue or incorrect.

(b) Access to Information. Between the date hereof and the Closing, in addition to the documents already provided up to the date hereof Company will give WHEN and its authorized representatives reasonable access to its facilities and its books and , will permit WHEN to make such inspections as WHEN may reasonably require and will cause its officers to furnish WHEN with such financial and operating data and other information with respect to the business and properties of itself as WHEN may from time to time reasonably request.

(c ) Company will deliver to WHEN, auditor reviewed financial statement with respect to the current fiscal year, together with related balance sheets, statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended, which have been prepared in accordance with the books and records of Company, present fairly the financial condition of Company as of the date indicated and the results of operations for such period and have been prepared in accordance with U.S. GAAP.

(d) No Shop. From the date of the execution of this Agreement through the earlier of (i) the Closing or (ii) the 30th day following the termination of this Agreement by WHEN, neither IR-Med nor any of its directors, stockholders, officers, agents, employees or representatives will, directly or indirectly, (i) solicit, initiate or encourage any new inquiries or discussions or proposals for, (ii) continue, propose or enter into negotiations or discussions with respect to, or (iii) enter into any agreement or understanding providing for any transactions involving the subject matter hereof (or any transactions similar thereto) or which could negatively impact the Merger without the prior written consent of WHEN.

Section 5.2 Post Closing Undertakings. The following actin shall take place at the closing of the transactions contemplated hereunder

(a)	Company Undertakings: At the closing, WHEN shall designate an senior member of management of Company (the “WHEN Designated Officer”). The Company and WHEN Designated Officer shall enter into an employment or other service agreement following the execution of this Agreement (the “WHEN Designated Officer Service Agreement”).
(b)	Company shall undertake at closing to appoint the WHEN Designated Officer to a mutually agreeable management position.

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(c)	Signatory rights at Company’s bank account shall be revised so that the WHEN Designated Officer shall be required to consent to any payment to third parties or to the Shareholders in an amount exceeding 10,000 NIS or 20,000 NIS on an aggregate basis;
(d)	Any amounts paid to Company Shareholder or to any employee or service provider of Company, by way of a fee, salary of dividend, shall be matched by an identical payment to the WHEN Designated Officer or its designee’
(e)	As soon as practicable after the closing, Company shall enter into a service agreement with WHEN pursuant to which WHEN will provide services to Company.

Section 5.3 Confidentiality. The parties have previously entered into a confidentiality agreement, the terms of which are hereby incorporated herein.

Section 5.4 Shareholders Agreement. Following the execution of this Agreement, the WHEN, the Company and the Shareholder shall enter into a Shareholders Agreement relating to the management and operation of the Company (the “Shareholders Agreement”)

ARTICLE V

CONDITIONS TO CLOSING; DELIVERIES

Section 5.1 Closing. The consummation of the agreement pursuant to this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures or at such time and place as WHEN and the Company shall designate (the “Closing Date”), subject to the fulfillment of the conditions to Closing as set forth hereunder.

Section 5.2 Closing Conditions of WHEN.

Section 5.2.1 Closing Deliverables. The obligation of WHEN to effect the investment shall be subject to the delivery at or prior to the Closing of the following documents (the “Company Documents), unless waived by WHEN:

(a) delivery to WHEN of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of the Company evidencing approval of this Agreement and the transactions contemplated hereunder;

(b) delivery to WHEN of excerpts of the Company’s share register, filled in as required by this Agreement and certificates representing the Company Shares;

Section 5.2.2 Conditions to Closing. The obligation of WHEN to effect the transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by WHEN:

(a) each representation, warranty and covenant of the Company and the Company Shareholders is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing the Company shall have delivered to WHEN a certificate to that effect signed by an officer of the Company;

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(b) Each of the Company and the Company Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing the Company shall have delivered to WHEN a certificate to that effect signed by an officer of the Company;

(c) From the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning the Company that has had or could be reasonably likely to have a Material Adverse Effect on the Company;

(e) the Company shall have adopted at or prior to Closing a resolution of the Company Shareholders adopting amended restated Articles of Association for the Company;

(f) election of a WHEN designee to the Company Board of Directors;

(g) Execution of the WHEN Designated Officer Service Agreement;

(h) Execution of the Shareholders Agreement;

(i) delivery to WHEN of the Company Documents and

(j) No temporary restraining order, preliminary or permanent injunction or other Judgment or Law of, or issued by, any court of competent jurisdiction or other Governmental Authority shall be in effect, in each case having the effect of making the Share Exchange illegal or otherwise prohibiting consummation of the Share Exchange or imposing, individually or in the aggregate, a burdensome condition (collectively, “Legal Restraints”) and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Authority of competent jurisdiction seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the Share Exchange or impose a Legal Restraint.

Section 5.3. Closing Conditions of the Company and the Company Shareholders.

Section 5.3.1 Closing Deliverables. The respective obligations of the Company and the Company Shareholders to effect the Transaction shall be subject to the delivery at or prior to the Closing of the following documents (the “Company Documents”), unless waived by the Company:

(a) delivery to the Company of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of WHEN evidencing approval of this Agreement and the transactions contemplated hereunder;

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(b) The Company shall have received from WEN stock certificates or, in lieu thereof, book entry form confirmation, evidencing their respective ownership of the WHEN Consideration Shares then due;

Section 5.3.2 Conditions to Closing. The obligation of Company and the Company Shareholders to effect the transactions shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by Company and the Company Shareholders:

(a) each representation, warranty and covenant of WHEN is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing WHEN shall have delivered to Company a certificate to that effect signed by an officer of WHEN;

(b) From the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning WHEN that has had or could be reasonably likely to have a Material Adverse Effect on WHEN; and

(c) delivery to Company of the WHEN Documents and any other necessary documents, each duly executed by WHEN, as required to give effect to the transaction and

(d) No temporary restraining order, preliminary or permanent injunction or other

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing contemplated hereby by:

(a) mutual agreement of WHEN and the Company;

(b) WHEN, if there has been a material breach by the Company or the Company Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or the Company Shareholders that is not cured, to the reasonable satisfaction of WHEN, within 30 days after notice of such breach is given by WHEN (except that no cure period will be provided for a breach by the Company or the Company Shareholders that by its nature cannot be cured); provided that WHEN shall not be entitled to terminate the Agreement under this Section 6.1(b), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by WHEN is not the direct result of the breach by the Company or the Company Shareholders, as the case may be, of any of material representation, warranty, covenant or agreement applicable to them;

(c) the Company, if there has been a material breach by WHEN of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of WHEN that is not cured, to the reasonable satisfaction of the Company, within 30 days after notice of such breach is given by the Company (except that no cure period will be provided for a breach by the Company that by its nature cannot be cured); provided that Company shall not be entitled to terminate the Agreement under this Section 6.1(c), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by the Company is not the direct result of the breach by WHEN of any of material representation, warranty, covenant or agreement applicable to WHEN.

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(d) WHEN or the Company, if the Transaction contemplated by this Agreement has not been consummated prior to December 31, 2022, (other than as a result of any failure on the part of terminating party to comply with or perform any covenant or obligation of such party set forth in this Agreement or in any other agreement or instrument delivered to the non-terminating party in connection with the transactions contemplated by this Agreement);

(e) WHEN or the Company if (i) a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any Law enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make consummation of such transactions illegal.

Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in this Section, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Non-Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall terminate upon the Closing, and only the covenants that by their terms survive the Closing shall survive the Closing.

Section 7.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 7.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, costs or fees, including without limitation the fees and expenses of any investment banks, attorneys, accountants, or other experts or advisors retained by such party.

Section 7.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) or on the next business day after being transmitted by e-mail at the addresses set forth on the signature pages of this Agreement.

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No change in any of such addresses shall be effective insofar as notices under this Section 7.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 7.4.

Section 7.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith, except for the NDA which shall continue to be in effect. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

Section 7.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 7.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 7.9 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts Tel-Aviv-Jaffa, Israel, in respect of any matter arising under this Agreement.

Section 7.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Israel without giving effect to the choice of law provisions thereof.

Section 7.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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In Witness, the undersigned have executed and delivered this Agreement as of the date first above written.

WORLD HEALTH ENERGY HOLDINGS, INC.		ISTAVIEW LTD.

By:	/s/ Giora Rozensweig	By:	/s/ Simon Levi
Title:	CEO	Title:	CEO

/s/ Simon Levi
Company Shareholder

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